UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2019

TRIUMPH BANCORP, INC.

(Exact name of registrant as specified in its charter)

Texas	001-36722	20-0477066
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12700 Park Central Drive, Suite 1700, Dallas, Texas		75251
(Address of Principal Executive Offices)		(Zip Code)

(214) 365-6900

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Todd Ritterbusch as Chief Lending Officer

On May 1, 2019, Triumph Bancorp, Inc. (the “Company”) announced the appointment of Todd Ritterbusch, age 50, as the Executive Vice President and Chief Lending Officer of TBK Bank, SSB, its wholly-owned bank subsidiary (the “Bank”).  In connection with the appointment of Mr. Ritterbusch, Daniel J. Karas ceased his service as the Chief Lending Officer of the Bank, also effective May 1, 2019.  Mr. Karas is expected to remain with the Bank in a management capacity focused on the Company’s commercial finance product lines.

From 2002 to April of 2019, Mr. Ritterbusch served in various capacities with JPMorgan Chase Bank, most recently as the Managing Director, Market Executive for the Commercial Bank covering the Ft. Worth and West Texas markets.  During his tenure with JPMorgan Chase Bank, Mr. Ritterbusch led a commercial banking team serving businesses with revenues between $20 million and $500 million across his market area.  Mr. Ritterbusch holds a Bachelor of Science in Engineering from Purdue University and a Master of Business Administration from the Kellogg School of Management and a Master of Engineering Management from the McCormick School of Engineering at Northwestern University. He currently serves on the boards of Cook Children's Healthcare Foundation, Cook Children's Health Plan and Leadership ISD.

In connection with his appointment, Mr. Ritterbusch and the Bank entered into an Employment Agreement (the “Employment Agreement”), dated May 1, 2019 (the “Effective Date”).  The Employment Agreement has an initial term commencing on the Effective Date and ending on December 31, 2019, subject to automatic renewal for successive one (1) year terms unless either party delivers 60 days’ prior written notice of non-renewal (and, in the event that a change in control occurs during the then-current term, such term shall be extended to end no earlier than the second anniversary of the change in control).  The Employment Agreement provides for an initial annual base salary for Mr. Ritterbusch of $325,000 (prorated for 2019), which may be increased or decreased during the term, and specifies that Mr. Ritterbusch is eligible to participate in the annual and long-term incentive programs maintained by the Company to the same extent as other executives of the Company.  Mr. Ritterbusch’s initial target cash incentive under the Company’s annual incentive program will be 40% of his base salary (pro-rated for 2019), which may result in actual calculated payouts between 0% and 150% of target depending on the Company’s performance against its annual incentive program targets.  Mr. Ritterbusch’s target awards under the Company’s long-term incentive program will initially be 35% of base salary (prorated for 2019), with such equity awards to initially be made 25% time-vested restricted stock awards, 25% time-vested restricted stock options, and 50% performance-based restricted stock units.   In addition, at its discretion, our Compensation Committee may increase or decrease the calculated annual incentive payment award or target long term incentive awards for Mr. Ritterbusch by 30% based on Company performance, individual performance or other identified factors.

Either the Bank or Mr. Ritterbusch may terminate his employment prior to the expiration of the then-current term in accordance with the terms and conditions of the Employment Agreement, and if such termination of employment is by the Bank without “cause” (as defined in the Employment Agreement) or by Mr. Ritterbusch for “good reason” (as defined in the Employment Agreement) (a “qualifying termination”), then Mr. Rittherbusch shall be entitled to receive, subject to execution and non-revocation of a release of claims in favor of the Bank, cash severance in the amount of 1.0 times his base salary as then in effect, as well as healthcare coverage continuation for 12 months.  However, if the qualifying termination occurs within 24 months following a change in control, then the cash severance amount is increased to a multiple of 2.0 times Mr. Ritterbusch’s base salary as then in effect plus the trailing 3-year average bonus, and the healthcare coverage continuation period is increased to 24 months.

The Employment Agreement contains a better net after-tax cutback provision in respect of the excise tax imposed under Sections 280G and 4999 of the tax code, pursuant to which Mr. Ritterbusch’s change in control- related payments and benefits will be reduced to the extent necessary to prevent any portion of such payments and benefits from becoming subject to the excise tax, but only if, by reason of that reduction, the net after-tax benefit received by Mr. Ritterbusch exceeds the net after-tax benefit that the executive would receive if no reduction was made.

The Employment Agreement also contains certain restrictive covenants, including a perpetual confidentiality covenant, and non-compete, employee, client, and investor non-solicit, and business non-interference covenants that apply during employment and for the one-year period immediately following termination of employment for any reason.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

In addition, in connection with his hiring, Mr. Ritterbusch will receive an initial award of restricted common stock with a fair market value equal to $200,000, which will vest 25% per year on the first four anniversaries of the grant date, which is anticipated to be May 1, 2019.

Mr. Ritterbusch has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, has no arrangement or understanding between him and any other person required to be disclosed pursuant to Item 401(b) of Regulation S-K and has no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K.

Mr. Ritterbusch is also expected to enter into an indemnification agreement with the Company in substantially the same form as the indemnification agreement that was previously filed with the Securities and Exchange Commission as Exhibit 10.12 to the Company’s Registration Statement on Form S-1 (File No. 333-198838).  The indemnification agreement provides, in general, that the Company will indemnify Mr. Ritterbusch to the fullest extent permitted by applicable law in connection with his service to the Company or on the Company’s behalf.

Item 7.01.Regulation FD Disclosure

On May 1, 2019, the Company issued a press release announcing the appointment of Todd Ritterbusch as the Executive Vice President and Chief Lending Officer of TBK Bank, SSB, which is furnished herewith as Exhibit 99.1.  The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall be considered furnished for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed “filed” for any purpose.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “could,” “may,” “will,” “should,” “seeks,” “likely,” “intends,” “plans,” “pro forma,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: business and economic conditions generally and in the bank and non-bank financial services industries, nationally and within our local market areas; our ability to mitigate our risk exposures; our ability to maintain our historical earnings trends; risks related to the integration of acquired businesses (including our acquisitions of First Bancorp of Durango, Inc., Southern Colorado Corp., and the operating assets of Interstate Capital Corporation and certain of its affiliates) and any future acquisitions; changes in management personnel; interest rate risk; concentration of our factoring services in the transportation industry; credit risk associated with our loan portfolio; lack of seasoning in our loan portfolio; deteriorating asset quality and higher loan charge-offs; time and effort necessary to resolve nonperforming assets; inaccuracy of the assumptions and estimates we make in establishing reserves for probable loan losses and other estimates; lack of liquidity; fluctuations in the fair value and liquidity of the securities we hold for sale; impairment of investment securities, goodwill, other intangible assets, or deferred tax assets; our risk management strategies; environmental liability associated with our lending activities; increased competition in the bank and non-bank financial services industries, nationally, regionally, or locally, which may adversely affect pricing and terms; the accuracy of our financial statements and related disclosures; material weaknesses in our internal control over financial reporting; system failures or failures to prevent breaches of our network security; the institution and outcome of litigation and other legal proceedings against us or to which we become subject; changes in carry-forwards of net operating losses; changes in federal tax law or policy; the impact of recent and future legislative and regulatory changes, including changes in banking, securities, and tax laws and regulations, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and their application by our regulators; governmental monetary and fiscal policies; changes in the scope and cost of the Federal Deposit Insurance Corporation insurance and other coverages; failure to receive regulatory approval for future acquisitions; and increases in our capital requirements.

While forward-looking statements reflect our good-faith beliefs, they are not guarantees of future performance. All forward-looking statements are necessarily only estimates of future results. Accordingly, actual results may differ materially from those expressed in or contemplated by the particular forward-looking statement, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” and the forward-looking statement disclosure contained in Triumph’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 12, 2019.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description
10.1	Employment Agreement between TBK Bank, SSB and Todd Ritterbusch, dated May 1, 2019
99.1	Press Release, dated May 1, 2019

EXHIBIT INDEX

Exhibit	Description
10.1	Employment Agreement between TBK Bank, SSB and Todd Ritterbusch, dated May 1, 2019
99.1	Press Release, dated May 1, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TRIUMPH BANCORP, INC.

By:	/s/ Adam D. Nelson
Name: Adam D. Nelson Title: Executive Vice President & General Counsel

Date: May 1, 2019